                                                                   Exhibit 99.02
                                                                                                                                                For Immediate Release

         SL INDUSTRIES, INC. ANNOUNCES APPOINTMENT OF JAMES C. TAYLOR AS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

     MT. LAUREL, NEW JERSEY, AUGUST 15, 2005 - SL INDUSTRIES, INC. (AMEX & PHLX:
SLI)  announced  today that James C. Taylor has been named  President  and Chief
Executive  Officer.  Mr. Taylor formerly served as the company's Chief Operating
Officer and Executive  Vice  President.  The company also  announced that Warren
Lichtenstein, who had been serving as both Chairman and Chief Executive Officer, will continue as Chairman, and that Glen M. Kassan, who had been President, will become Vice Chairman.

"We are  delighted  that Jim Taylor will be  assuming  the  responsibilities  of
President and Chief Executive Officer," stated Warren Lichtenstein.  "Jim made a significant  contribution  to  SL  Industries'  turnaround  as  Chief  Operating
Officer,  and we believe he is the ideal  individual  to lead this  company on a day-to-day basis."

Mr. Taylor stated, "I appreciate the confidence that the board has placed in me, and look  forward to building  upon the  positive  changes that have taken place over the past three years under Warren Lichtenstein's leadership."

Mr. Lichtenstein, who is also the managing member of Steel Partners II L.P., one of SL Industries'  largest investors,  said that the turnaround at SL Industries demonstrates how Steel Partners is able to build  shareholder  value and provide positive leadership to its portfolio companies.

"We have been investors in SL Industries  since 1991, and I served as a director from 1993 to 1997 and again  from 2002 to the  present.  When we  conducted  our proxy  contest at the end of 2001,  we said that we believed  that SL Industries had tremendous potential that was being stifled by weak corporate management and an  ineffective  board.  We  said  that  if  given  the  opportunity,  we  would demonstrate what could be accomplished on behalf of the shareholders. Since that time we recruited  talented new  management  and have added strong,  independent directors to the board.  The results speak for themselves.  Today, SL Industries businesses are recognized  among the leaders in their markets,  and the price of the Company's  stock has  increased to $17.95 a share,  as of the closing of the market on August 10, 2005,  from a closing  price of $7.45 a share as of January
22, 2002, when the shareholder vote regarding the proxy contest took place," Mr.
Lichtenstein added.

ABOUT SL INDUSTRIES
SL Industries, Inc. designs,  manufactures and markets power electronics,  power motion,  power  protection,  teleprotection  and  communications  equipment  and systems  that is used in a variety of  medical,  aerospace,  computer,  datacom,
industrial,   telecom,  transportation  and  electric  power  utility  equipment applications.  For more information about SL Industries,  Inc. and its products,
please    visit    the    Company's    web    site   at    WWW.SLINDUSTRIES.COM.

FORWARD-LOOKING  STATEMENTS
This press  release  contains  statements  that are  forward-looking  statements within the  meaning of the  Private  Securities  Litigation  Reform Act of 1995.
These  statements are based on current  expectations,  estimates and projections about the Company's  business based, in part, on assumptions made by management.
These  statements  are not guarantees of future  performance  and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore,  actual outcomes and results may differ  materially from what is expressed or forecasted in such  forward-looking  statements  due to  numerous  factors,  including  the following: the effectiveness of the cost reduction initiatives undertaken by the
Company,  changes in demand for the Company's products,  product mix, the timing of  customer  orders and  deliveries,  the impact of  competitive  products  and pricing,  constraints on supplies of critical components,  excess or shortage of production  capacity,  difficulties  encountered in the  integration of acquired businesses and other risks discussed from time to time in the Company's  filings and reports with the  Securities  and  Exchange  Commission.  In addition,  such statements  could be  affected by general  industry  and market  conditions  and growth rates, and general domestic and international  economic conditions.  Such forward-looking statements speak only as of the date on which they are made, and the Company does not  undertake  any  obligation  to update any  forward-looking statement to reflect events or circumstances after the date of this release.

CONTACT:
     SL Industries, Inc.
     David R. Nuzzo, 856-727-1500, ext. 5515
     Facsimile: 856-727-1683
     DAVID.NUZZO@SLINDUSTRIES.COM